Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hippo Holdings Inc. 2021 Incentive Award Plan, Hippo Holdings Inc. 2021 Employee Stock Purchase Plan, and Hippo Enterprises Inc. 2019 Stock Option and Grant Plan of Hippo Holdings Inc. of our report dated March 25, 2021, with respect to the consolidated financial statements of Hippo Holdings Inc. included in its Current Report (Amendment No. 1 to the Form 8-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

San Francisco, California

October 4, 2021